Exhibit 32.1

Trico Marine Services, Inc.

Form 10-Q

Quarterly Report

Quarterly Period Ended September 30, 2004

Certifications Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Trevor Turbidy, Chief Financial Officer of Trico Marine Services, Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1. the Quarterly Report on Form 10-Q for the period ended September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by such Report.

Date: November 8, 2004	By:	/s/ Trevor Turbidy
Trevor Turbidy
Vice President and Chief Financial Officer

Certifications Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Thomas E. Fairley, Chief Executive Officer of Trico Marine Services, Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1. the Quarterly Report on Form 10-Q for the period ended September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by such Report.

Date: November 8, 2004	By:	/s/ Thomas E. Fairley
Thomas E. Fairley
President and CEO